EXHIBIT 23.1


       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
       ---------------------------------------------------


We hereby consent to the incorporation by reference in the following Registration Statements Under the Securities Act of 1933 as filed by Phoenix International Industries, Inc.:

Form S-8 dated March 20, 2000           SEC File No.: 333-32814
Form S-8 dated Feb 1, 2001              SEC File No.: 333-54752
Form S-8 dated April 24, 2001           SEC File No.: 333-59422
Form S-8 dated September 28, 2001       SEC File No.: 333-70454
Form S-8 dated May 6, 2002              SEC File No.: 333-87624

of our audit report dated September 22, 2002 on the consolidated financial statements of Phoenix International Industries, Inc. and Subsidiaries as of and for the year ended May 31, 2002, which report appears in the 2002 Annual Report on Form 10-KSB of Phoenix
International Industries, Inc.


                                                S. W. HATFIELD, CPA


Dallas, Texas
October 11, 2002